UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSOCEAN LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
Friday, May 17, 2013, 5:00 p.m., Swiss time,
at the Theater Casino Zug, Artherstrasse 2-4, CH-6300 Zug, Switzerland

Agenda Items

(1)
Approval of the 2012 Annual Report, including the Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2012 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2012.

Proposal of the Board of Directors
The Board of Directors proposes that the 2012 Annual Report, including the consolidated financial statements for fiscal year 2012 and the statutory financial statements for fiscal year 2012, be approved.

(2)	Appropriation of the Available Earnings for Fiscal Year 2012.
Proposal of the Board of Directors
The Board of Directors proposes that all available earnings of the Company be carried forward.

in CHF thousands

Balance brought forward from previous years	161,491
Net profit of the year 2012	(71,207)

Total available earnings	90,284
Appropriation of available earnings
Balance to be carried forward on this account	90,284

(3)
Distribution of a Dividend out of general legal reserves from capital contribution (by way of a release and allocation of general legal reserves from capital contribution to dividend reserve from capital contribution).

3A	Payment of a Distribution in Principle
Proposal of the Board of Directors
The Board of Directors proposes that a dividend out of general legal reserves from capital contribution be distributed to shareholders.

3B1	The Board of Directors Distribution Proposal
Proposal of the Board of Directors
The Board of Directors proposes that (A) CHF 1,595,054,382 of general legal reserves from capital contribution be released and allocated to "dividend reserve from capital contributions" (the "Dividend Reserve"), (B) a dividend in the amount of USD 2.24 per outstanding share of the Company be distributed out of, and limited at a maximum to the amount of, such Dividend Reserve and paid in installments at such times and at such record dates as shall be determined by the Board of Directors in its discretion, and (C) any amount of the Dividend Reserve remaining after payment of the final installment be automatically reallocated to "general legal reserves from capital contribution." Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries. The Board of Directors' proposed shareholder resolution is included in Annex A to this invitation as published in the Swiss Official Gazette of Commerce of April 19, 2013.
Proposed Release and Allocation of General Legal Reserves From Capital Contribution to Dividend Reserve

CHF

General legal reserves from capital contribution, as of December 31, 2012	11,165,391,332
less release to Dividend Reserve	(1,595,054,382)

Remaining general legal reserves from capital contribution	9,570,336,950

3B2	Icahn Group Distribution Proposal
High River Limited Partners, a record holder of the Company's shares, on its behalf and on behalf of certain funds controlled by Carl C. Icahn (collectively, the ''Icahn Group''), has requested the inclusion of the following item and proposal on the agenda of the 2013 annual general meeting: (A) CHF 2,110,000,000 shall be released from "legal reserve, reserve from capital contributions," and such amount shall be allocated to "free reserve, dividend reserve from capital contributions," and (B) a dividend in the amount of USD 4.00 per share of the Company be distributed out of such "free reserve, dividend reserve from capital contributions" and paid in four equal quarterly installments. Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries. The Icahn Group's proposed shareholder resolution is included in Annex B to this invitation as published in the Swiss Official Gazette of Commerce of April 19, 2013.
The Board of Directors unanimously recommends that you vote "AGAINST" Agenda Item 3B2 (the Icahn Group Distribution Proposal) and that you vote "FOR" Agenda Item 3A (Payment of a Distribution in Principle) and "FOR" Agenda Item 3B1 (the Company Distribution Proposal).

(4)	Readoption of Authorized Share Capital.
Proposal of the Board of Directors
The Board of Directors proposes that its authority to issue shares out of the Company's authorized share capital, which will expire on May 13, 2013, be readopted for a new two-year period, expiring on May 17, 2015. Under the proposal, the Board of Directors' authority to issue new shares in one or several steps will be limited to a maximum of 74,728,750 shares, or 19.99% of the currently existing stated share capital of the Company. The Board of Directors does not currently have plans to issue share capital under this authorization. The proposed amendments to the Articles of Association are included in Annex C to this invitation as published in the Swiss Official Gazette of Commerce of April 19, 2013.

(5)	Shareholder Proposal to Repeal the Company's Staggered Board.
The Icahn Group has requested that an amendment to Article 23 of the Articles of Association be put on the agenda such that (i) all members of the Board of Directors who will be elected at the 2013 Annual General Meeting, or any general meeting of shareholders called thereafter, shall be elected without reference to any class of directors for a term of office of one year (instead of three years), and (ii) the three classes of directors are abolished no later than as from the annual general meeting to be held in 2015. The proposed new provision of Article 23 of the Articles of Association, which shall replace the existing Article 23 in its entirety, is included in Annex D to this invitation as published in the Swiss Official Gazette of Commerce of April 19, 2013.
The Board of Directors has considered the proposal set forth above relating to the declassification of the Board of Directors, and has determined to make no voting recommendation to shareholders on how to vote with respect to this proposal.

(6)	Election and Reelection of Directors.
Company Proposal: Election of One New Director and Reelection of Four Directors as Follows:

6A	Election of Frederico F. Curado as a Director
Proposal of the Board of Directors
The Board of Directors proposes that Frederico F. Curado be elected as a director.

6B	Reelection of Steven L. Newman as a Director
Proposal of the Board of Directors
The Board of Directors further proposes that Steven L. Newman be reelected as a director.

6C	Reelection of Thomas W. Cason
Proposal of the Board of Directors
The Board of Directors further proposes that Thomas W. Cason be reelected as a director.

6D	Reelection of Robert M. Sprague
Proposal of the Board of Directors
The Board of Directors further proposes that Robert M. Sprague be reelected as a director.

6E	Reelection of J. Michael Talbert
Proposal of the Board of Directors
The Board of Directors further proposes that J. Michael Talbert be reelected as a director.
Each of the foregoing nominees is to be elected as a Class II Director for a three-year term if the shareholder proposal to repeal the Company's staggered board (Agenda Item 5) is not approved and for a one-year term if the shareholder proposal to repeal the Company's staggered board (Agenda Item 5) is approved.

Shareholder Proposal: Election of Three Directors:
The Icahn Group has requested that the three nominees set forth below be elected to the Board of Directors. The Icahn Group proposes that each of its nominees be elected either (i) as members of the Board of Directors for a one-year term, if the Annual General Meeting approves the proposed amendment to Article 23 of the Articles of Association pursuant to agenda item 5, or (ii) as Class II Directors of the Board of Directors for a three-year term, if the Annual General Meeting did not approve the proposed amendment to Article 23 of the Articles of Association pursuant to Agenda Item 5.

6F	Election of John J. Lipinski

6G	Election of José Maria Alapont

6H	Election of Samuel Merksamer

(7)
Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2013 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One-Year Term.

Proposal of the Board of Directors
The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.'s independent registered public accounting firm for the fiscal year 2013 and that Ernst & Young Ltd, Zurich, be reelected as Transocean Ltd.'s auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the day of election at the 2013 annual general meeting and terminating on the day of the 2014 annual general meeting.

(8)	Advisory Vote to Approve Named Executive Officer Compensation.
Proposal of the Board of Directors
The Board of Directors proposes that shareholders be provided with an advisory vote to approve the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure included in the definitive 2013 Proxy Statement filed with the United States Securities and Exchange Commission on April 2, 2013 and in our 2012 Annual Report. Our Named Executive Officers for fiscal year 2012 were Steven L. Newman, Esa T. Ikäheimonen, Gregory L. Cauthen, Ricardo H. Rosa, John B. Stobart, Ihab M. Toma, David Tonnel, and Nick Deeming.

Formular 2    Kommissionsanforderung / via Telefax

Transocean Ltd. 6300 Zug Fax Nr. 041 749 05 01	Generalversammlung 2013 Deponentenavisierung Transocean Ltd. Zug

Von:	Bank:
Abteilung:
Sachbearbeiter:
Tel.-Nr.:
Konto-Nr.:
SIC:
IBAN:

Gebühren- und Kommissionsanforderung
Wir bestätigen, dass wir die nachfolgende Anzahl Deponenten von Namenaktien der Transocean Ltd. angeschrieben haben und nachfolgende Anzahl Stimmrechtsermächtigungen ("Legal Proxies") für unsere Deponenten bestellt haben. Die Kommission kann nur mit vorheriger Avisierung der Transocean Ltd. (Formular 1) ausbezahlt werden und muss bis 27. Mai 2013 bei der Transocean Ltd. angefordert werden.

	Gebühr/Kommission	Anzahl Aktionäre	Kommission (Total in CHF)
	Sockelgebühr pro Bank	n.a.	CHF 1'000.00
	Kommission für Avisierung CHF 5.00 je Deponent		CHF
	Anforderung Stimmrechtsermächtigung ("Legal Proxy") CHF 35.00 je Stimmrechtsermächtigung		CHF
Total			CHF
Total inkl. 8 % Mehrwertsteuer			CHF
Wir bitten Sie, die uns zustehende Kommission auf das obengenannte Konto zu überweisen.

(Ort und Datum)		(Stempel und 2 rechtsgültige Unterschriften)

Zug, 19. April 2013

An:     Ausgewählte SIX SIS-Teilnehmer in der Schweiz

Generalversammlung von Transocean Ltd. vom 17. Mai 2013

Sehr geehrte Damen und Herren
Die diesjährige ordentliche Generalversammlung von Transocean Ltd. ("Transocean") wird am 17. Mai 2013, 17.00 Uhr im Theater Casino Zug, Artherstrasse 2-4, 6300 Zug, stattfinden. Die an der SIX Swiss Exchange gehandelten Namenaktien von Transocean werden nicht nach dem schweizerischen Namenaktien-Modell geführt. Sie werden abwicklungstechnisch als Inhaberpapiere behandelt. Brown Brothers Harriman & Co. ("BBH") ist Depotstelle der SIX SIS AG ("SIX SIS") für die im SIX SIS-System gehaltenen Namenaktien von Transocean. Diese Aktien sind auf Nominee im Aktienregister eingetragen.
Um den Aktionären von Transocean, deren Namenaktien von einer Schweizer Bank gehalten werden, die Möglichkeit zu geben, ihr Stimmrecht an der Generalversammlung wahrzunehmen, möchten wir Sie bitten, Ihre Deponenten von Namenaktien von Transocean (ISIN CH0048265513) mittels eines Deponentenschreibens über die bevorstehende Generalversammlung zu informieren und auf die Möglichkeit hinzuweisen, via Depotbank:

(a)	dem Organvertreter oder dem unabhängigen Stimmrechtsvertreter Stimm-rechtsinstruktionen zu erteilen; oder

(b)	mittels Bestellung einer Stimmrechtsermächtigung (sog. "Legal Proxy") an der Generalversammlung persönlich teilzunehmen.
Stichtag für die Stimmberechtigung an der Generalversammlung ist der 30. April 2013 (Record Date), d.h. Aktionäre, welche per dieses Datum Namenaktien von Transocean halten oder erworben haben, sind an der Generalversammlung stimmberechtigt. Die Stimmberechtigung erlischt nicht, wenn ein Aktionär nach dem 30. April 2013 seine Namenaktien von Transocean verkauft.
Zwecks leichterer Abfassung des Deponentenschreibens haben wir diesem Schreiben eine deutsche, französische, italienische und englische Fassung der Traktanden der Generalversammlung sowie der Anträge des Verwaltungsrats beigelegt. Die Einladung zur Generalversammlung wurde im heutigen

Schweizerischen Handelsamtsblatt (SHAB) veröffentlicht. Weitere Informationen zur Generalversammlung finden Sie unter www.transoceanvalue.com.
Soweit Ihre Kunden Stimmrechtsinstruktionen erteilen oder um eine Stimmrechtsermächtigung ("Legal Proxy") ersuchen, bitten wir Sie, gemäss üblichem Verfahren via Depotstelle vorzugehen. Sofern die SIX SIS als Depotstelle fungiert, bitten wir Sie, via SIX SIS bis am 9. Mai 2013, 12.00 Uhr die Legal Proxy zu bestellen und bis am 14. Mai 2013, 12.00 Uhr die Stimmrechtsinstruktionen weiterzuleiten.
Da bei einer Anmeldung zur Teilnahme an der Generalversammlung Kundendaten bankextern weitergegeben werden müssen, möchten wir Sie bitten, sicherzustellen, im Antwortformular zum Deponentenschreiben die dafür notwendige Ermächtigung der Deponenten einzuholen. Um die Kommunikation mit dem Deponenten zu erleichtern, bitten wir Sie zudem, die Telefonnummer des Deponenten sowie sofern vorhanden seine Email-Adresse im Deponentenschreiben nachzufragen.
Deponenten, welche sich zur Teilnahme an der Generalversammlung anmelden, erhalten ihre persönliche Stimmrechtsermächtigung ("Legal Proxy") direkt von BBH, der Depotstelle der SIX SIS, zugestellt. Die Legal Proxy ist in englischer Sprache abgefasst. Die Legal Proxy (Original) sowie ein amtlicher Ausweis ist vom Deponenten beim Eintritt zur Generalversammlung zwingend vorzuweisen, da ausschliesslich mit der Legal Proxy vor Ort eine Eintrittskarte ausgestellt werden kann. Ohne Vorweisung der Legal Proxy und eines amtlichen Ausweises ist kein Eintritt zur Generalversammlung möglich. Bitte beachten Sie, dass Ort und Zeitpunkt der General-versammlung auf der Legal Proxy nicht aufge-führt sind. Diese Informationen sind dem Deponenten deshalb von der Bank unbedingt mitzuteilen. Bitte überprüfen Sie unbedingt das Record Date auf der PDF-Kopie der Legal Proxy; sollte das falsche Datum erwähnt sein, wird der Aktionär sein Stimmrecht nicht vertreten können.
Wir sind gerne bereit, die Banken für Ihre Dienstleistungen im Zusammenhang mit unserer Generalversammlung mit einer Grundgebühr von CHF 1'000, CHF 5 je versandtes Deponentenschreiben und CHF 35 je bestellte Eintrittsermächtigung zu ent-schädigen. Bitte fordern Sie die Ihnen zustehende Kommission nach der Generalversammlung bis spätestens 27. Mai 2013 mittels des beiliegenden Formulars bei uns an. Wir werden den Ihnen zustehenden Betrag anschliessend gemäss den auf dem Formular gemachten Angaben vergüten.
Wir möchten Sie bitten, uns bis zum 26. April 2013 zu bestätigen, dass Sie Ihre Deponenten über die Generalversammlung informieren und gemäss den in diesem Brief gemachten Angaben vorgehen werden. Bitte füllen Sie hierfür das beiliegende Formular 1 "Bestätigung" aus und senden uns dieses schnellstmöglich zu.

Bei Rückfragen stehen wir Ihnen gerne jederzeit zur Verfügung. Für Ihre Unterstützung möchten wir Ihnen bestens danken.
Freundliche Grüsse

Philippe A. Huber
Corporate Secretary & Associate General Counsel

Beilagen

•	Deutsche, französische, italienische und englische Fassung der Traktanden-Titel der Generalversammlung und der Verwaltungsratsanträge

•	Formular 1 "Bestätigung"
Formular 2 "Kommissionsanforderung"

EINLADUNG ZUR ORDENTLICHEN GENERALVERSAMMLUNG DER TRANSOCEAN LTD.
Freitag, 17. Mai 2013, 17.00 Uhr (MEZ),
im Theater Casino Zug, Artherstrasse 2-4, CH-6300 Zug, Schweiz

Traktanden

(1)	Genehmigung des Jahresberichts 2012 einschliesslich der Konzernrechnung von Transocean Ltd. für das Geschäftsjahr 2012 und der Jahresrechnung von Transocean Ltd. für das Geschäftsjahr 2012.
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt die Abnahme des Jahresberichts 2012 einschliesslich der Konzernrechnung für das Geschäftsjahr 2012 und der Jahresrechnung für das Geschäftsjahr 2012.

(2)	Verwendung des Jahresergebnisses 2012.
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt, das gesamte Jahresergebnis der Gesellschaft auf neue Rechnung vorzutragen.

In Tausend CHF

Übertrag aus den Vorjahren	161'491
Jahresverlust 2012	(71'207)

Verfügbarer Gewinn insgesamt	90'284
Gewinnverwendung
Gewinnvortrag auf neue Rechnung	90'284

(3)
Ausschüttung einer Dividende aus der gesetzlichen Reserve, Reserve aus Kapitaleinlage (durch Auflösung und Zuweisung aus gesetzlicher Reserve, Reserve aus Kapitaleinlage an die Dividendenreserve aus Kapitaleinlage).

3A	Grundsatzbeschluss zur Ausschüttung einer Dividende
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt, dass eine Dividende aus der gesetzlichen Reserve, Reserve aus Kapitaleinlage an die Aktionäre ausgeschüttet wird.

3B1	Ausschüttungsantrag des Verwaltungsrates
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt, (A) CHF 1'595'054'382 aus gesetzlicher Reserve, Reserve aus Kapitaleinlage aufzulösen und der "Dividendenreserve aus Kapitaleinlage" (die "Dividendenreserve") zuzuweisen, (B) eine Dividende in der Höhe von USD 2.24 pro Aktie aus und maximal beschränkt auf die Höhe der Dividendenreserve auszuschütten, auszahlbar in Teilzahlungen, deren Zeitpunkt und Dividendenstichtage (record dates) der Verwaltungsrat in seinem Ermessen bestimmt, und (C) dass ein allfällig nach Auszahlung der letzten Teilzahlung verbleibender Restbetrag der Dividendenreserve automatisch der "gesetzlichen Reserve, Reserve aus Kapitaleinlage" zugewiesen wird. Die Dividendenzahlungen werden mit Bezug auf das ausstehende Aktienkapital der Gesellschaft am Dividendenstichtag (record date) der entsprechenden Teilzahlung entrichtet, wobei für die Berechnung des Aktienkapitals Aktien, die von der Gesellschaft selbst oder ihren direkten oder indirekten Tochtergesellschaften gehalten werden, nicht mitgezählt werden. Der vom Verwaltungsrat beantragte Beschluss der Generalversammlung ist in Anhang A dieser Einladung enthalten, wie sie am 19. April 2013 im Schweizerischen Handelsamtsblatt veröffentlicht wurde.
Beantragte Auflösung und Zuweisung von gesetzlicher Reserve, Reserve aus Kapitaleinlage an die Dividendenreserve aus Kapitaleinlage

CHF

Gesetzliche Reserve, Reserve aus Kapitaleinlage per 31. Dezember 2012	11'165'391'332
minus Zuweisung an die Dividendenreserve	(1'595'054'382)

Verbleibende gesetzliche Reserve, Reserve aus Kapitaleinlage	9'570'336'950

3B2	Ausschüttungsantrag der Icahn-Gruppe
High River Limited Partners, record holder von Aktien der Gesellschaft, hat im eigenen Namen und im Namen gewisser anderer von Carl C. Icahn kontrollierter Fonds (zusammen die ''Icahn-Gruppe'') verlangt, dass der folgende Antrag an der ordentlichen Generalversammlung 2013 traktandiert wird: (A) Auflösung von CHF 2'110'000'000 aus "gesetzlicher Reserve, Reserve aus Kapitaleinlage" und Zuweisung an die "freie Reserve, Dividendenreserve aus Kapitaleinlage", und (B) Auszahlung einer Dividende in der Höhe von USD 4.00 pro Aktie aus der "freien Reserve, Dividendenreserve aus Kapitaleinlage", auszahlbar in vier gleichen Teilzahlungen. Die Dividendenzahlungen werden mit Bezug auf das ausstehende Aktienkapital der Gesellschaft am Dividendenstichtag (record date) der entsprechenden Teilzahlung entrichtet, wobei für die Berechnung des Aktienkapitals Aktien, die von der Gesellschaft selbst oder ihren direkten oder indirekten Tochtergesellschaften gehalten werden, nicht mitgezählt werden.

Der von der Icahn-Gruppe beantragte Beschluss der Generalversammlung ist in Anhang B dieser Einladung enthalten, wie sie am 19. April 2013 im Schweizerischen Handelsamtsblatt veröffentlicht wurde.
Der Verwaltungsrat empfiehlt einstimmig, beim Traktandum 3B2 (Ausschüttungsantrag der Icahn-Gruppe) "NEIN" zu stimmen und beim Traktandum 3A (Grundsatzbeschluss zur Ausschüttung einer Dividende) "JA" und beim Trakdandum 3B1 (Ausschüttungsantrag der Gesellschaft) "JA" zu stimmen.

(4)	Neues genehmigtes Aktienkapital.
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt, seine Ermächtigung, aus dem genehmigten Aktienkapital der Gesellschaft neue Aktien auszugeben, welche am 13. Mai 2013 auslaufen wird, erneut für eine Dauer von zwei Jahren bis zum 17. Mai 2015 anzunehmen. Gemäss diesem Antrag ist die Ermächtigung des Verwaltungsrates, in einem oder mehreren Schritten neue Aktien auszugeben, beschränkt auf maximal 74'728'750 neue Aktien oder 19,99% des derzeit bestehenden Aktienkapitals der Gesellschaft. Der Verwaltungsrat hat zurzeit keine Pläne, im Rahmen dieser Ermächtigung neue Aktien auszugeben. Die beantragten Statutenänderungen sind in Anhang C dieser Einladung enthalten, wie sie am 19. April 2013 im Schweizerischen Handelsamtsblatt veröffentlicht wurde.

(5)	Aktionärsantrag zur Abschaffung der Staffelung der Amtszeit des Verwaltungsrates.
Die Icahn-Gruppe hat verlangt, dass eine Änderung von Artikel 23 der Statuten traktandiert wird, wonach (i) alle Mitglieder des Verwaltungsrates, die an der ordentlichen Generalversammlung 2013 oder an einer später einberufenen Generalversammlung gewählt werden, ohne Zuweisung zu einer Klasse für Verwaltungsräte für eine einjährige (statt für eine dreijährige) Amtszeit gewählt werden, und (ii) alle drei Klassen für Verwaltungsräte abgeschafft werden bis spätestens an der ordentlichen Generalversammlung 2015. Die vorgeschlagene neue Fassung von Artikel 23, welche den geltenden Artikel 23 vollumfänglich ersetzen soll, ist in Anhang D dieser Einladung enthalten, wie sie am 19. April 2013 im Schweizerischen Handelsamtsblatt veröffentlicht wurde.
Der Verwaltungsrat hat den vorstehenden Antrag betreffend Abschaffung der Staffelung der Amtszeit des Verwaltungsrates sorgfältig geprüft und entschieden, keine Stimmempfehlung an die Aktionäre abzugeben.

(6)	Wahl und Wiederwahl von Verwaltungsräten.
Antrag der Gesellschaft: Wahl eines neuen Verwaltungsrates und Wiederwahl von vier Verwaltungsräten wie folgt:

6A	Neuwahl von Frederico F. Curado als Verwaltungsrat
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt, Frederico F. Curado als Verwaltungsrat zu wählen.

6B	Wiederwahl von Steven L. Newman als Verwaltungsrat
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt des Weiteren, Steven L. Newman als Verwaltungsrat wiederzuwählen.

6C	Wiederwahl von Thomas W. Cason
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt des Weiteren, Thomas W. Cason als Verwaltungsrat wiederzuwählen.

6D	Wiederwahl von Robert M. Sprague
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt des Weiteren, Robert M. Sprague als Verwaltungsrat wiederzuwählen.

6E	Wiederwahl von J. Michael Talbert
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt des Weiteren, J. Michael Talbert als Verwaltungsrat wiederzuwählen.
Jeder der vorgehenden Kandidaten ist als Verwaltungsrat der Klasse II für eine dreijährige Amtszeit zu wählen, sofern der Aktionärsantrag auf Abschaffung der Staffelung der Amtszeit des Verwaltungsrates (Traktandum Nr. 5) nicht angenommen wird, und als Verwaltungsrat für eine einjährige Amtszeit, sofern der Aktionärsantrag auf Abschaffung der Staffelung der Amtszeit des Verwaltungsrates (Traktandum Nr. 5) angenommen wird.
Aktionärsantrag: Wahl von drei Verwaltungsräten:
Die Icahn-Gruppe hat verlangt, dass die drei nachstehenden Kandidaten als Verwaltungsräte gewählt werden. Die Icahn-Gruppe beantragt, dass jeder ihrer Kandidaten entweder (i) als Verwaltungsrat für eine einjährige Amtszeit gewählt wird, sofern die Generalversammlung die beantragte Änderung von Artikel 23 der Statuten gemäss Traktandum Nr. 5 annimmt, oder (ii) als Verwaltungsrat der Klasse II für eine dreijährige Amtszeit gewählt wird, sofern die Generalversammlung die beantragte Änderung von Artikel 23 der Statuten gemäss Traktandum Nr. 5 nicht annimmt.

6F	Wahl von John J. Lipinski

6G	Wahl von José Maria Alapont

6H	Wahl von Samuel Merksamer

(7)
Bezeichnung von Ernst & Young LLP als unabhängiges zugelassenes Revisionsunternehmen der Gesellschaft für das Geschäftsjahr 2013 und Wiederwahl von Ernst & Young AG, Zürich, als Revisionsstelle der Gesellschaft für eine weitere einjährige Amtszeit.

Antrag des Verwaltungsrates

Der Verwaltungsrat beantragt, Ernst & Young LLP als unabhängiges zugelassenes Revisionsunternehmen von Transocean Ltd. für das Geschäftsjahr 2013 zu bezeichnen und Ernst & Young AG, Zürich, als Revisionsstelle von Transocean Ltd. im Sinne des schweizerischen Obligationenrechts für eine weitere einjährige Amtszeit beginnend am Tag ihrer Wahl an der ordentlichen Generalversammlung 2013 bis zur ordentlichen Generalversammlung 2014 zu wählen.

(8)	Konsultativabstimmung zur Vergütung von Geschäftsleitungsmitgliedern.
Antrag des Verwaltungsrates
Der Verwaltungsrat beantragt die Durchführung einer Konsultativabstimmung über die Vergütung der „Named Executive Officers“ gemäss Vergütungsbericht im definitiven Proxy Statement 2013, das bei der US-Wertpapier- und Börsenaufsichtsbehörde am 2. April 2013 eingereicht wurde, und dem Geschäftsbericht 2012. Die „Named Executive Officers“ für das Geschäftsjahr 2012 waren Steven L. Newman, Esa T. Ikäheimonen, Gregory L. Cauthen, Ricardo H. Rosa, John B. Stobart, Ihab M. Toma, David Tonnel, und Nick Deeming.

Arbeitsanweisungen für Banken

Ordentliche Generalversammlung 2013

Transocean

Transocean Ltd.

Zug

Die ordentliche Generalversammlung der Transocean Ltd., Zug ("Transocean") findet dieses Jahr wie folgt statt:

- **Datum: Freitag, 17. Mai 2013, 17.00 Uhr**
- **Ort: Theater Casino Zug, Artherstrasse 2-4, 6300 Zug**

Die GV-Einladung wurde am 19. April 2013 im SHAB publiziert.

Bei der Abgabe von Stimmrechtsinstruktionen oder der Teilnahme an der Generalversammlung sind die Punkte auf der folgenden Seite zu beachten.

Transocean Ltd., Zug	**Namenaktien**
Valorennummer	4 826 551
ISIN	CH004 826551 3
Tickersymbol	RIGN

CREDIT SUISSE AG hat dieses Dokument nur zur Kenntnisnahme und zum Gebrauch durch den Empfänger erstellt. Es darf ohne schriftliche Einwilligung von CREDIT SUISSE AG weder kopiert, noch irgendwelchen anderen Personen zur Verfügung gestellt werden. Weder dieses Dokument noch irgendeine Kopie davon darf in die Vereinigten Staaten gesandt oder gebracht werden, oder in den Vereinigten Staaten oder an U.S. Personen verteilt werden. Dieses Dokument ist nicht als ein Verkaufsangebot oder als eine Aufforderung zum Kauf irgendwelcher Wertschriften zu verwenden oder als solche zu betrachten.

Diese Arbeitsanweisungen stellen keinen Emissionsprospekt im Sinne von Art. 652a bzw. Art. 1156 OR dar.

Formular 1    Bestätigung / via Telefax

Transocean Ltd. 6300 Zug Fax Nr. 041 749 05 01	Generalversammlung 2013 Deponentenavisierung Transocean Ltd. Zug

Von:	Bank:
Abteilung:
Sachbearbeiter:
Tel.-Nr.:
Konto-Nr.:
SIC:
IBAN:

Deponentenavisierung
Hiermit bestätigen wir, dass wir unsere Deponenten mit Beständen an Namenaktien der Transocean Ltd. (Valor 4 826 551) per 30. April 2013 ("Record Date") über die Generalversammlung vom 17. Mai 2013 avisieren werden. Diese Bestätigung muss bei Transocean Ltd. bis zum 26. April 2013 eintreffen.
Wichtig: Das Record Date ist der 30. April 2013 d. h. nur Aktionäre, welche die Titel an diesem Tag im Depot haben sind stimmberechtigt (keine Nachavisierung).

(Ort und Datum)	(Stempel und 2 rechtsgültige Unterschriften)

3 | 3

INVITO ALL'ASSEMBLEA GENERALE ORDINARIA DI TRANSOCEAN LTD.
venerdì 17 maggio 2013, ore 17.00, ora legale svizzera,
presso il Theater Casino Zug, Artherstrasse 2-4, CH-6300 Zugo, Svizzera

Ordine del giorno

(1)	Approvazione del rapporto annuale 2012, compreso il conto di gruppo di Transocean Ltd. per l'anno fiscale 2012 e il conto annuale per l'anno fiscale 2012 di Transocean Ltd.
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone che il rapporto annuale 2012, compreso il conto di gruppo per l'anno fiscale 2012 e il conto annuale per l'anno fiscale 2012 siano approvati.

(2)	Impiego del risultato del 2012.
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone il riporto a nuovo del complessivo risultato della società.

in migliaia CHF

Riporto dell'utile risultante degli esercizi precedenti	161'491
Perdita dell'esercizio 2012	(71'207)

Utile disponibile totale	90'284
Impiego dell'utile disponibile
Riporto a nuovo	90'284

(3)Distribuzione di dividendi dalla riserva generale legale, riserva da apporti di capitale (per mezzo di scioglimento ed assegnazione di parte della riserva generale legale, riserva da apporti di capitale, alla riserva per dividendi da apporti di capitale).

3A	Distribuzione in Principio
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone la distribuzione agli azionisti di un dividendo dalle riserve generali legali, riserve da apporti di capitale.

3B1	La proposta di distribuzione del Consiglio di Amministrazione
La proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone, (A) lo scioglimento di CHF 1'595'054'382 dalla riserva generale legale, riserva da apporti di capitale, e l'assegnazione della stessa alla "riserva per dividendi da apporti di capitale" (la "Riserva per Dividendi"), (B) di distribuire un dividendo di USD 2.24 per azione emessa della società da questa Riserva per Dividendi nell'importo massimo della stessa, da pagare in rate in data e con giorno di riferimento (record date) come deciso dal Consiglio di Amministrazione a sua propria discrezione e (C) qualsiasi somma della Riserva per Dividendi rimanente dopo il pagamento finale viene automaticamente riallocata alle "riserve generali legali, riserve da apporti di capitale". I pagamenti dei dividendi avvengono rispetto alla quota del capitale azionario emesso il giorno di riferimento (record date) per il corrispondente pagamento rateale, non considerando per la determinazione del capitale azionario le azioni possedute dalla stessa società oppure da società direttamente o indirettamente subordinate alla stessa. La decisione degli azionisti proposta dal Consiglio di Amministrazione è inclusa nell'allegato A di questo invito, come pubblicato in data 19 aprile 2013 nel Foglio ufficiale svizzero di commercio.
Proposta di scioglimento ed assegnazione di parte della riserva generale legale, riserva da apporti di capitale alla Riserva per dividendi

CHF

Riserva generale legale, riserva da apporti di capitale al 31 dicembre 2012	11'165'391'332
diminuito dell'assegnazione alla Riserva per Dividendi	(1'595'054'382)

Rimanente riserva legale, riserva da apporti di capitale	9'570'336'950

3B2	Proposta di distribuzione del Gruppo Icahn
High River Limited Partners, un record holder delle azioni della società, in suo nome ed in nome di alcuni fondi controllati da Carl C. Icahn (collettivamente il "Gruppo Icahn"), ha richiesto l'inclusione del seguente oggetto e proposta nell'ordine del giorno dell'assemblea generale annuale 2013: (A) scioglimento di CHF 2'110'000'000 dalla "riserva legale, riserva da apporti di capitale" ed assegnazione della stessa alla "riserve libere, riserve per dividendi da apporti di capitale" e (B) di distribuire in quattro pagamenti rateali uguali un dividendo di USD 4.00 per azione della società da "riserve libere, riserve per dividendi da apporti di capitale". I pagamenti dei dividendi avvengono rispetto alla quota del capitale azionario emesso il giorno di riferimento (record date) per il corrispondente pagamento rateale, non considerando per la determinazione del capitale azionario le azioni possedute dalla stessa società oppure da società direttamente o indirettamente subordinate alla stessa. La decisione dell'assemblea generale proposta dal Gruppo Icahn è inclusa nell'allegato B di questo invito, come pubblicato in data 19 aprile 2013 nel Foglio ufficiale svizzero di commercio.
Il Consiglio di Amministrazione raccomanda unanimamanete di votare "CONTRO" l'oggetto dell'ordine del giorno 3B2 (la proposta di distribuzione del Gruppo Icahn) e di votare "IN FAVORE" dell'oggetto dell'ordine del giorno 3A (distribuzione in principio) e "IN FAVORE" dell'oggetto dell'ordine del giorno 3B1 (la proposta di distribuzione del Consiglio di Amministrazione)
(4)    Rinnovo del capitale azionario autorizzato.
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone la restaurazione per la durata di due anni fino al 17 maggio 2015 dell'autorizzazione che scade il 13 maggio 2013 avente per oggetto la facoltà di emettere nuove azioni dal capitale azionario autorizzato della società. Secondo la proposta l'autorizzazione del Consiglio di Amministrazione all'emissione di nuove azioni, in un'unica o in più emissioni, è limitata ad un massimo di 74'728'750 azioni ovvero a 19,99% del capitale azionario della società momentaneamente esistente. Il Consiglio di Amministrazione attualmente non ha piani per l'emissione di capitale azionario in base a questa autorizzazione. Le modifiche dello statuto proposte sono incluse nell'allegato C di questo invito, come pubblicato in data 19 aprile 2013 nel Foglio ufficiale svizzero di commercio.
(5)     Proposta degli azionisti di abolire la classificazione del Consiglio di Amministrazione.
Il Gruppo Icahn ha richiesto che una modifica dell'articolo 23 dello statuto sia incluso nell'ordine del giorno in modo che (i) tutti i membri del Consiglio di Amministrazione che saranno eletti all'assemblea generale annuale 2013 o qualsiasi assemblea generale degli azionisti seguente, siano eletti senza riferimento ad una classe di direttori per la durata di un anno (invece di tre anni), e (ii) le tre classi di direttori siano abolite al più tardi a partire dall'assemblea generale annuale del 2015. Il nuovo articolo 23 dello statuto proposto che rimpiazzerà completamente l'esistente articolo 23 dello statuto, è incluso nell'allegato D di questo invito, come pubblicato in data 19 aprile 2013 nel Foglio ufficiale svizzero di commercio.
Il Consiglio di Amministrazione ha preso in considerazione la proposta di cui sopra relativa alla declassificazione del Consiglio di Amministrazione, e ha deciso di non rilasciare nessuna raccomandazione agli azionisti riguardo a come votare in rispetto a questa proposta.

(6)	Elezione e rielezione dei membri del Consiglio di Amministrazione (Direttori).
Proposta della società: Elezione di un nuovo Direttore e rielezione di quattro Direttori come segue:

6A	Elezione di Frederico F. Curado come Direttore
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone che Frederico F. Curado sia eletto come Direttore.

6B	Rielezione di Steven L. Newman come Direttore
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone inoltre che Steven L. Newman sia rieletto come Direttore.

6C	Rielezione di Thomas W. Cason
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone inoltre che Thomas W. Cason sia rieletto come Direttore.

6D	Rielezione di Robert M. Sprague
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone inoltre che Robert M. Sprague sia rieletto come Direttore.

6E	Reelection of J. Michael Talbert

Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone inoltre che J. Michael Talbert sia rieletto come Direttore.
Ognuno dei nominati di cui qui sopra viene eletto come Class II Director per una durata di tre anni qualora la proposta degli azionisti di abolire la classificazione del Consiglio di Amministrazione (oggetto 5 dell'ordine del giorno) non viene approvato e per la durata di un anno qualora la proposta degli azionisti di abolire la classificazione del Consiglio di Amministrazione (oggetto 5 dell'ordine del giorno) fosse approvato.
Proposta degli azionisti: Elezione di tre Direttori:
Il Gruppo Icahn ha richiesto che i tre nominati di cui qui sotto siano eletti nel Consiglio di Amministrazione. Il Gruppo Icahn propone che ognuno dei suoi nominati sia eletto o (i) come membro del Consiglio di Amministrazione per la durata di un anno, qualora l'assemblea generale annuale approva la modifica al articolo 23 dello statuto secondo l'oggetto 5 dell'ordine del giorno, o (ii) come Class II Directors del Consiglio di Amministrazione per una durata di tre anni, qualora l'assemblea generale annuale non approvasse la modifica all'articolo 23 dello statuto secondo l'oggetto 5 dell'ordine del giorno.
6F    Elezione di John J. Lipinski
6G    Elezione di José Maria Alapont
6H    Elezione di Samuel Merksamer

(7)
Nomina di Ernst & Young LLP come società di contabilità pubblica abilitata indipendente della società per l'anno fiscale 2013 e rielezione di Ernst & Young AG, Zurigo, quale società di revisione per un ulteriore periodo di un anno.

Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone di nominare per l'anno fiscale 2013 quale società di contabilità pubblica abilitata indipendente di Transocean Ltd., Ernst & Young LLP e di riconfermare Ernst & Young AG, Zurigo, quale ufficio di revisione di Transocean Ltd. ai sensi del Codice delle obbligazioni Svizzero, per un ulteriore anno a partire dal giorno dell'elezione da parte dell'assemblea generale annuale 2013 e fino al giorno dell'assemblea generale annuale 2014.

(8)	Voto consultivo sulla compensazione dei Named Executive Officers.
Proposta del Consiglio di Amministrazione
Il Consiglio di Amministrazione propone di dare agli azionisti la possibilità di approvare mediante voto consultivo la compensazione dei "Named Executive Officers" come riportato nel "Compensation Discussion and Analysis", le tavole sulla compensazione allegate ed il descrittivo relativo incluso nel Proxy Statement 2013 definitivo inoltrato alla United States Securities and Exchange Commission in data 2 aprile 2013 e nel nostro rapporto annuale 2012. I nostri "Named Executive Officers" per l'anno fiscale 2012 erano Steven L. Newman, Esa T. Ikäheimonen, Gregory L. Cauthen, Ricardo H. Rosa, John B. Stobart, Ihab M. Toma, David Tonnel, e Nick Deeming.

CONVOCATION A L'ASSEMBLEE GENERALE ORDINAIRE DE TRANSOCEAN LTD.
Vendredi 17 mai 2013, 17 heures, heure suisse,
au Theater Casino Zug, Artherstrasse 2-4, CH-6300 Zug, Suisse

Points de l'ordre du jour

(1)
Approbation du rapport de gestion pour l'exercice comptable 2012, incluant les comptes annuels consolidés de Transocean Ltd. pour l'exercice comptable 2012 et les comptes annuels de Transocean Ltd. pour l'exercice comptable 2012.

Proposition du conseil d'administration
Le conseil d'administration propose d'approuver le rapport de gestion pour l'exercice comptable 2012, incluant les comptes annuels consolidés pour l'exercice comptable 2012 et les comptes annuels pour l'exercice comptable 2012.

(2)	Emploi du résultat disponible de l'exercice comptable 2012.
Proposition du conseil d'administration
Le conseil d'administration propose le report à nouveau de tout le résultat de l'exercice comptable de la société.

en milliers de CHF

Report du résultat des exercices précédents	161'491
Perte de l'exercice comptable 2012	(71'207)

Bénéfice disponible total	90'284
Emploi du bénéfice disponible
Montant à reporter	90'284

(3)
Distribution d'un dividende à partir de la réserve légale générale issue de l'apport en capital (par le biais de la dissolution et de l'affectation de la réserve légale générale issue de l'apport en capital à la réserve pour dividendes issue de l'apport en capital).

3A	Principe du paiement d'une distribution
Proposition du conseil d'administration
Le conseil d'administration propose de distribuer aux actionnaires un dividende perçu sur la réserve générale issue de l'apport en capital.

3B1	Proposition de distribution du conseil d'administration
Proposition du conseil d'administration
Le conseil d'administration propose (A) que CHF 1'595'054'382 de la réserve légale générale issue de l'apport en capital soient dissous et affectés à la "réserve pour dividendes issue de l'apport en capital" (la "Réserve pour dividendes"), (B) qu'un dividende de USD 2.24 par action émise par la société soit distribué, à hauteur maximale de la Réserve pour dividendes, et payé par échelonnement aux jours et aux dates de référence (record dates) déterminés librement par le conseil d'administration, et (C) que le montant subsistant après le versement du dernier paiement échelonné soit automatiquement réaffecté à la "réserve légale générale issue de l'apport en capital". Le paiement des dividendes serait effectué en fonction du capital-actions émis par la société à la date de référence (record date) du paiement échelonné en question, à l'exclusion des actions détenues par la société elle-même ou par l'une de ses filiales directes ou indirectes. La résolution des actionnaires proposée par le conseil d'administration figure en annexe A de la convocation, telle qu'elle a été publiée le 19 avril 2013 dans la Feuille officielle suisse du commerce.
Proposition de dissolution et de réaffectation de la réserve légale générale issue de l'apport en capital à la Réserve pour dividendes

CHF

Réserve légale générale issue de l'apport en capital, au 31 décembre 2012	11'165'391'332
moins la dissolution en faveur de la Réserve pour dividendes	(1'595'054'382)

Réserve légale générale issue de l'apport en capital restante	9'570'336'950

3B2	Proposition de distribution de l'Icahn Group
High River Limited Partners, un record holder des actions de la société, agissant pour son compte ainsi que pour celui de certains fonds contrôlés par Carl C. Icahn (collectivement, l'"Icahn Group"), a requis l'inscription de la proposition suivante à l'ordre du jour de l'assemblée générale ordinaire 2013: (A) CHF 2'110'000'000 devraient être dissous de la "réserve légale, réserve issue de

l'apport en capital" et affectés à la "réserve libre, réserve pour dividendes issue de l'apport en capital", et (B) un dividende de USD 4,00 par action de la société doit être distribué à partir de cette "réserve libre, réserve pour dividendes issue de l'apport en capital" et versé en quatre paiements échelonnés égaux, intervenant trimestriellement. Le paiement des dividendes serait effectué en fonction du capital-actions émis par la société à la date de référence (record date) du paiement échelonné en question, à l'exclusion des actions détenues par la société elle-même ou par l'une de ses filiales directes ou indirectes. La résolution des actionnaires proposée par l'Icahn Group figure en annexe B de la convocation, telle qu'elle a été publiée le 19 avril 2013 dans la Feuille officielle suisse du commerce.

Le conseil d'administration recommande unanimement de voter "CONTRE" le point 3B2 de l'ordre du jour (la proposition de distribution de l'Icahn Group) et de voter "POUR" le point 3A de l'ordre du jour (le principe du paiement d'une distribution) et "POUR" le point 3B1 de l'ordre du jour (la proposition de distribution de la société).

(4)	Renouvellement du capital-actions autorisé.
Proposition du conseil d'administration
Le conseil d'administration propose de renouveler son autorisation d'émettre des actions à partir du capital-actions autorisé - allant expirer le 13 mai 2013 - pour une nouvelle période de deux ans se terminant le 17 mai 2015. Dans la proposition du conseil d'administration, l'autorisation du conseil d'administration d'émettre de nouvelles actions au moyen d'une seule ou plusieurs émissions est limitée à un nombre maximal de 74'728'750 nouvelles actions ou 19,99% du capital-actions actuellement existant de la société. Actuellement, le conseil d'administration n'a pas planifié l'émission de capital-actions sur la base de cette autorisation. Les modifications proposées des statuts figurent à l'annexe C de la convocation, telle qu'elle a été publiée le 19 avril 2013 dans la Feuille officielle suisse du commerce.

(5)	Proposition des actionnaires d'abroger le système d'échelonnement du conseil d'administration.
L'Icahn Group a requis d'inscrire à l'ordre du jour une proposition de modification de l'article 23 des statuts, selon laquelle (i) tous les membres du conseil d'administration qui seront élus lors de l'assemblée générale ordinaire de 2013 ainsi que lors de toutes les assemblées générales suivantes seraient élus sans référence à une classe d'administrateurs pour une durée d'une année (à la place de trois ans), et (ii) les trois classes d'administrateurs seraient abolies au plus tard en date de l'assemblée générale ordinaire qui se tiendra en 2015. La proposition de la nouvelle teneure de l'article 23 des statuts, qui devrait intégralement remplacer l'article 23 des statuts existants, figure en annexe D de la convocation, telle qu'elle a été publiée le 19 avril 2013 dans la Feuille officielle suisse du commerce.
Le conseil d'administration a examiné la proposition relative au déclassement du conseil d'administration décrite ci-dessus et a décidé de ne pas faire de recommandation de vote aux actionnaires concernant cette proposition.

(6)	Election et réélection des administrateurs.
Proposition de la société: Election d'un nouvel administrateur et réélection de quatre administrateurs comme suit:

6A	Election de Frederico F. Curado comme administrateur
Proposition du conseil d'administration
Le conseil d'administration propose que Frederico F. Curado soit élu comme administrateur.

6B	Réélection de Steven L. Newman comme administrateur
Proposition du conseil d'administration
Le conseil d'administration propose ensuite que Steven L. Newman soit réélu comme administrateur.

6C	Réélection de Thomas W. Cason
Proposition du conseil d'administration
Le conseil d'administration propose ensuite que Thomas W. Cason soit réélu comme administrateur.

6D	Réélection de Robert M. Sprague
Proposition du conseil d'administration
Le conseil d'administration propose ensuite que Robert M. Sprague soit réélu comme administrateur.

6E	Réélection de J. Michael Talbert
Proposition du conseil d'administration
Le conseil d'administration propose ensuite que J. Michael Talbert soit réélu comme administrateur.
Chacune des personnes susmentionnées doit être élue en tant qu'administrateur de classe II pour une durée de trois ans dans le cas où la proposition d'abrogation du système d'échelonnement du conseil d'administration proposée par les actionnaires (point 5 de l'ordre du jour) n'est pas approuvée. Si la proposition d'abrogation du système d'échelonnement du conseil d'administration (point 5 de l'ordre du jour) est approuvée, les personnes susmentionnées doivent être élues pour une durée d'une année.

Proposition des actionnaires: Election de trois administrateurs:

L'Icahn Group a requis que les trois personnes présentée ci-dessous soient élues au conseil d'administration. L'Icahn Group propose que chacune d'elles soit élue soit (i) comme membre du conseil d'administration pour une durée d'une année, dans le cas où l'assemblée générale ordinaire accepterait la modification proposée de l'article 23 des statuts conformément au point 5 de l'ordre du jour, ou (ii) comme administrateur de classe II du conseil d'administration pour une durée de trois ans, dans le cas où l'assemblée générale ordinaire n'accepterait pas la modification proposée de l'article 23 des statuts conformément au point 5 de l'ordre du jour.

6F	Election de John J. Lipinski

6G	Election de José Maria Alapont

6H	Election de Samuel Merksamer

(7)
Nomination de Ernst & Young LLP en tant que cabinet d'expertise comptable public indépendant de la société pour l'exercice 2013 et réélection de Ernst & Young SA, Zurich, en tant que cabinet d'audit pour une durée supplémentaire d'une année.

Proposition du conseil d'administration
Le conseil d'administration propose que Ernst & Young LLP soit nommée en tant que cabinet d'expertise comptable public indépendant de Transocean Ltd. pour l'exercice 2013 et que Ernst & Young SA, Zurich, soit réélue comme cabinet d'audit de Transocean Ltd. au sens du Code des obligations suisse pour une durée supplémentaire d'une année à compter du jour de l'élection lors de l'assemblée générale ordinaire de l'année 2013 et jusqu'au jour de l'assemblée générale ordinaire de l'année 2014.

(8)	Vote consultatif au sujet de la rémunération des Named Executive Officers.
Proposition du conseil d'administration
Le conseil d'administration propose de présenter aux actionnaires un vote consultatif sur la rémunération des directeurs de la société désignés comme "Named Executive Officers", telle qu'elle figure dans la "Compensation Discussion and Analysis", les tables de rémunération qui l'accompagnent ainsi que les explications y relatives se trouvant dans le Proxy Statement 2013 définitif déposé le 2 avril 2013 auprès de l'autorité de surveillance américaine des bourses et valeurs mobilières et dans notre rapport annuel 2012. Les "Named Executive Officers" pour l'exercice 2012 étaient Steven L. Newman, Esa T. Ikäheimonen, Gregory L. Cauthen, Ricardo H. Rosa, John B. Stobart, Ihab M. Toma, David Tonnel, and Nick Deeming.